Exhibit (a)(1)(iv)

NII HOLDINGS, INC.

OFFER OF PREMIUM UPON CONVERSION OF ANY AND ALL
OF ITS OUTSTANDING 2 7/8% CONVERTIBLE NOTES DUE 2034
(CUSIP Nos. 62913F AB 8 and 62913F AC 6)

THE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JULY 23, 2007, UNLESS EXTENDED OR EARLIER TERMINATED BY US (SUCH DATE AND TIME, AS EXTENDED OR EARLIER TERMINATED, THE “EXPIRATION DATE”). YOU MAY WITHDRAW NOTES TENDERED IN THE OFFER AT ANY TIME PRIOR TO THE EXPIRATION DATE.

To Our Clients:

We are enclosing an Offering Circular, dated June 22, 2007, of NII Holdings, Inc., a Delaware corporation (the “Company”), and a related Letter of Transmittal (which, together with the Offering Circular, constitutes the “Offer”) relating to the Offer by the Company to pay a cash premium of $80.00, plus accrued and unpaid interest up to, but not including, the conversion date, for each $1,000 principal amount of its 2 7/8% Convertible Notes due 2034 (the “Notes”) that is tendered for conversion into shares of the Company’s common stock, par value $0.001 per share, upon the terms and subject to the conditions set forth in the Offer.

The Offer is not conditioned upon any minimum number of Notes being tendered.

We are the book-entry transfer facility participant for Notes held by us for your account. A tender of such Notes can be made only by us as the book-entry transfer facility participant and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Notes held by us for your account.

We request instructions as to whether you wish to tender any or all of the Notes held by us for your account pursuant to the terms and conditions of the Offer. We urge you to read carefully the Offering Circular and the Letter of Transmittal before completing and returning the enclosed “Instructions to Book-Entry Transfer Participant.”

If you have questions or require additional copies of the enclosed materials, please contact the information agent, MacKenzie Partners, Inc., at (212) 929-5500 (Call Collect) or (800) 322-2885 (Call Toll-Free).

PLEASE RETURN YOUR INSTRUCTIONS TO US IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

INSTRUCTIONS TO BOOK-ENTRY TRANSFER PARTICIPANT

To Participant of the Book-Entry Transfer Facility:

The undersigned hereby acknowledges receipt of the Offering Circular dated June 22, 2007 (the “Offering Circular”) of NII Holdings, Inc., a Delaware corporation (the “Company”), and the accompanying Letter of Transmittal (the “Letter of Transmittal”), that together constitute the Company’s offer (the “Offer”) to pay a cash premium of $80.00, plus accrued and unpaid interest up to, but not including, the conversion date, for each $1,000 principal amount of 2 7/8% Convertible Notes due 2034 (the “Notes”) that is tendered for conversion into shares of the Company’s common stock, par value $0.001 per share, upon the terms and subject to the conditions set forth in the Offer. Capitalized terms used but not defined herein have the meanings ascribed to them in the Offering Circular.

This will instruct you, the book-entry transfer facility participant, as to the action to be taken by you relating to the Offer with respect to the Notes held by you for the account of the undersigned.

The aggregate face amount of the Notes held by you for the account of the undersigned is (FILL IN AMOUNT):

$ _ _of the 2 7/8% Convertible Notes due 2034.

With respect to the Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

☐	To TENDER FOR CONVERSION the following Notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF OUTSTANDING NOTES TO BE TENDERED FOR CONVERSION): $ _ _.

If no amount is provided, this tender will be treated as covering the aggregate face amount of the Notes held by you for the account of the undersigned.

☐	NOT to TENDER any Notes held by you for the account of the undersigned.

SIGN HERE

Signature(s) of beneficial owner(s):

Signature(s)

Name(s) of beneficial owner(s):

(please print)

Address:

Telephone number:

Taxpayer Identification or Social Security Number:

Date: